EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                    SUNRISE INTERNATIONAL LEASING CORPORATION


                                ARTICLE 1 - NAME

     1.1)  The  name  of  the  corporation  is  Sunrise   International  Leasing
Corporation.

                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

     2.1) The registered office of the corporation is located at 1013 Centre Road, Wilmington, County of New Castle, DE 19805. The name of its registered agent at such address is Corporation Service Company.

                              ARTICLE 3 - PURPOSES

     3.1) The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                            ARTICLE 4 - CAPITAL STOCK

     4.1) The aggregate number of shares the corporation has authority to issue shall be 20,000,000 shares, which shall have a par value of $.01 per share and which shall consist of 17,500,000 shares of Common Stock and 2,500,000 shares of Preferred Stock. The Board of Directors of the corporation is authorized to establish from the shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series and to fix the powers, relative rights and preferences of each such class or series.

     4.2) No holder of shares of the corporation of any class now or hereafter authorized has any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the corporation.

     4.3) No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.

     4.4) The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.
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                         ARTICLE 5 - MEETINGS AND BOOKS

     5.1) Meetings of the stockholders may be held outside the State of Delaware, as the Bylaws may provide. No action shall be taken by the stockholders by written consent without a meeting.

     5.2) The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                            ARTICLE 6 - INCORPORATOR

     6.1) The name and mailing address of the incorporator are as follows:

                           John F. Wurm
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, Minnesota  55402


                  ARTICLE 7 - LIMITATION OF DIRECTOR LIABILITY

     7.1) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be so further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Article 7 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                           ARTICLE 8 - INDEMNIFICATION

     8.1) The corporation shall indemnify, to the fullest extent authorized or permitted by law as now enacted or hereafter amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or by reason of the fact that such person, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent.

     8.2) The corporation shall, to the fullest extent authorized or permitted by law as now enacted or hereafter amended, pay the expenses (including attorneys' fees) incurred by persons identified in the preceding Section 8.1 in defending such action, suit or proceeding in advance of the final disposition of the same.

     8.3) The rights conferred on any person pursuant to this Article 8 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statutes, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     8.4) The Board of Directors may authorize the purchase and maintenance of insurance for the purpose of such indemnification or other rights granted pursuant to this Article 8, against expense liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under the Delaware General Corporation Law, as now enacted or hereafter amended.

     8.5) The indemnification and advancement of expenses provide by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                               ARTICLE 9 - BYLAWS

     9.1) The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the General Corporation Law of Delaware.


     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 27th day of August, 1997.


                                                /s/ John F. Wurm
                                                John F. Wurm

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               PARENT CORPORATION
                                      INTO
                             SUBSIDIARY CORPORATION

                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)


     Sunrise Resources, Inc., a Minnesota corporation (the "Company"), does hereby certify:

     FIRST:   That  the  Company  is  incorporated   pursuant  to  the  Business
Corporation Act of the State of Minnesota.

     SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Sunrise International Leasing Corporation, a Delaware corporation ("Subsidiary").

     THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted on the 28th day of August, 1997, determined to merge itself into Subsidiary on the conditions set forth in such resolutions:

          RESOLVED, that Sunrise Resources, Inc., a Minnesota corporation (the "Company"), merge itself into the wholly-owned subsidiary, Sunrise International Leasing Corporation, a Delaware corporation ("Subsidiary"), subject to approval by a majority of the outstanding stock of this corporation.

          FURTHER  RESOLVED,   that  the  Merger  Agreement  be  and  hereby  is
     authorized and approved by the Board.

          FURTHER RESOLVED, that subsequent to approval of the Merger by the shareholders of the Company, one share of Common Stock of Subsidiary, as the surviving corporation, shall be issued in exchange for each share of the issued and outstanding Common Stock of the Company, such Common Stock being the only authorized and outstanding class of capital stock of the Company as of the date hereof;

          FURTHER RESOLVED, that the President of the Company, be and hereby is authorized to execute for and on behalf of the Company the Merger Agreement in substantially the form reviewed and approved by the Board, with such changes therein as such officer may approve, such approval to be conclusively evidenced by his execution and delivery of the Merger Agreement.

          FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge the Company into Subsidiary and the date of adoption thereof and, subject to shareholder approval, to file the same in the office of the Secretary of State of the State of Delaware.

          FURTHER RESOLVED, that the officers of the Company, upon the approval of the Merger by the Company's shareholders, shall take such further action and execute, deliver, file and record such documents, certificates and other instruments as shall be required by law and as they shall deem necessary or advisable to carry out the intent and purpose of the Merger Agreement.

     FOURTH: That the proposed Merger has been adopted, certified, executed and acknowledged by the Company in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Errol F. Carlstrom, its President, and Jeffrey G. Jacobsen, its Secretary, this 17th day of October, 1997.


                                     SUNRISE RESOURCES, INC., a Minnesota
                                     corporation


                                     By       /s/ Errol F. Carlstrom
                                             Errol F. Carlstrom, President
ATTEST:


By       /s/ Jeffrey G. Jacobsen
    Jeffrey G. Jacobsen, Secretary